UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2011

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

330 Madison Ave.
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 6, 2011, Artio Global Investors Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, four proposals were submitted to the Company’s stockholders.  Each proposal is described in more detail in the Company’s 2011 Annual Proxy Statement, as filed with the Securities and Exchange Commission on March 21, 2011 (the “Proxy Statement”). The voting results for each proposal are set forth below.

Proposal 1

The Company’s stockholders elected the following directors to serve until the annual meeting of stockholders in the year 2014 and until her or his respective successor is duly elected and qualified.  The results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Elizabeth Buse	57,699,601	16,865	639,531
Francis Ledwidge	57,546,778	169,688	639,531

Proposal 2

The nonbinding advisory vote of the Company’s stockholders to endorse the compensation of the named executive officers of the Company as disclosed in the Proxy Statement was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
55,580,822	1,233,625	902,019	639,531

Proposal 3

The nonbinding advisory vote of the Company’s stockholders on the frequency of conducting an advisory vote on the Company’s executive compensation was as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
52,702,921	93,101	4,018,734	901,710	639,531

In accordance with the Board of Directors’ recommendation as set forth in the Proxy Statement, and based on the voting results for this proposal, the Company will hold an advisory vote to endorse on an annual basis the compensation of the named executive officers of the Company, until the next advisory vote on this matter is held.

Proposal 4

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. The results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
58,094,005	254,137	7,855	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: May 10, 2011	By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary